Exhibit 99.1

FOR IMMEDIATE RELEASE

Velodyne Lidar Announces Michael Dee Appointed Chairman of Board and Kristin Slanina Appointed to the Board of Directors

Dr. Culkin Steps Down as Chairman Due to Health Reasons; Nominated Mr. Dee as Chairman

Ms. Hersman Steps Down as Member of the Board

SAN JOSE, Calif. – August 2, 2021 – Velodyne Lidar, Inc. (NASDAQ: VLDR, VLDRW), the leading lidar company, known worldwide for its broad portfolio of breakthrough lidar technologies, today announced that its Board of Directors appointed Michael Dee as Chairman of the Board. Mr. Dee has been a member of the Board since Velodyne’s debut as a public company. His appointment follows the decision of Dr. Joseph B. Culkin to step down as Chairman of the Board due to health reasons. Dr. Culkin will remain an active director of the Board. The Company also announced that Kristin Slanina has been appointed to the Board. Ms. Slanina has been an advisor to the Board and is the Managing Director of Charge Across America. She brings with her more than 30 years of experience as an automotive engineer, mobility consultant and senior executive to Velodyne. In conjunction with Ms. Slanina’s appointment, Deborah Hersman has stepped down from the Board. These changes are all effective immediately.

“It has been an incredible honor to Chair Velodyne during such an exciting part of its evolution to expand our leadership position while delivering significant progress on the Company’s growth plans,” said Dr. Culkin. “After co-founding Velodyne’s predecessor company, Velodyne Acoustics, and being involved since the beginning of Velodyne, I am proud of how far we have come and I will continue to offer my expertise and knowledge as a Director. While I believe that it is the right decision to step aside as Chairman due to my health, I was honored to nominate Michael to replace me and am pleased that he is stepping up into the role. Michael has been a valiant steward of Velodyne and its shareholders even prior to our launch as a public company and I have full confidence in his leadership going forward as Velodyne continues to consolidate our role as the leading lidar provider.”

Dr. Culkin continued, “As Velodyne continues as an industry leader, I believe that Kristin, with her strong engineering, mobility and automotive experience, is an excellent addition to the Board. On behalf of the full Board, I am deeply appreciative to Debbie for her dedication and vast contributions to Velodyne and wish her all the best moving forward.”

“As Velodyne continues to meet the expanding demand for our products and solutions, I warmly thank Dr. Brad Culkin and the Board for placing their confidence in me as Chairman,” said Mr. Dee. “Brad has been vigilant in ensuring Velodyne accelerates its position in technology and innovation and I look forward to assisting the Company in building on our breadth of product portfolio and scalable manufacturing capability. In 2020, using our proven technology, we manufactured and shipped almost 12,000 lidar units with revenues of over $95 million while most of our competitors have minimal revenues and no manufacturing at scale. I believe we have the ability to realize the many compelling opportunities ahead.”

Mr. Dee added, “On behalf of all of us at Velodyne I want to thank former CEO Anand Gopalan for his leadership over the last 18 months. I also welcome Kristin Slanina, an incredibly talented transportation sector leader, full of energy and optimism, who brings decades of relevant experience in the automotive and mobility industry, as well as an innovative mindset, to the Velodyne Board.”

“Having worked with and known the Velodyne team for some time, I am excited to join the Board and collaborate alongside my fellow directors,” said Ms. Slanina. “I look forward to playing my part in helping to advance Velodyne’s very important mission in making the world a safer place.”

About Kristin Slanina

Kristin Slanina has been serving as an advisor on the transportation sector to the Velodyne Board since May 2021 and currently is the Managing Director of Charge Across America, the first of its kind, 10 day race starting October 31st from New York to Los Angeles, using only electric vehicles and highlighting the rapid innovations made in EV’s. She is soon to be appointed to be the Chief Innovation Officer at ParkMyFleet, creating new mobility hubs for the future. Previously, she served as TrueCar’s Chief Operating Officer where she led the newly formed solutions group and helped the company accelerate into its next phase of growth. Kristin spent the first 21 years of her career at Ford Motor Company, beginning as a powertrain engineer. For over six years Kristin worked in Ford’s Research and Advanced Engineering group before leading the global effort to define Ford’s overall vision on the future of mobility and address key societal and environmental issues. She has also held roles at Fiat Chrysler Automobiles after Ford. Kristin worked at Ernst & Young (“EY”), where she created and developed their Global Mobility Practice, advising clients on the future of mobility and smart cities. Her understanding of autonomous vehicle technology, connected car and electrification aided her in leading teams to define and implement new mobility business models, as well as how to scale those businesses. After EY, Kristin was Thirdware’s Chief Transformation officer from 2019 to 2020, where she led the Emerging Technology group, branching the company out into new areas such as vehicle software development, connected vehicles, machine learning and blockchain technology. Kristin holds an M.S. and a B.S. in Mechanical Engineering from Massachusetts Institute of Technology.

About Michael Dee

Michael Dee is the Chief Financial Officer of PureCycle Technologies, where he helped lead the effort to raise over $730 million for future development. Mr. Dee was the President, Chief Financial Officer and a member of the Board of Directors of Graf Industrial Inc. (“Graf”), the Special Purpose Acquisition Company which went public on the NYSE in October 2019 and subsequently merged with Velodyne in September 2020, ultimately raising approximately $430 million for Velodyne via the merger, a private investment in public equity and the exercise of the Graf warrants. Prior to Graf, Mr. Dee was the Senior Advisor to the President for Finance of the Asian Infrastructure Investment Bank (‘AIIB’) in Beijing, China from 2015 to July 2016 and also served as a member of its Management and Investment Committees. The AIIB is a Multi-Lateral Development Bank initially formed by 57 countries (now over 100) who initially committed $100 billion to build infrastructure across Asia. From 2010 to 2015, Mr. Dee managed various philanthropic and education related endeavors and private investments. Mr. Dee was Senior Managing Director — International of Temasek Holdings Private Limited, Singapore’s $380 billion sovereign investment company, from 2008 to 2010 and also served as a senior member of its Management Committee and Investment Committees. Mr. Dee began his career at Morgan Stanley in 1981 in the Mergers and Acquisitions Department and for the next 26 years held a variety of senior positions in its capital markets, investment banking, and firm management divisions, including as regional CEO for Southeast Asia. Mr. Dee has lived in New York, London, Hong Kong, Singapore, Beijing, Houston and Dallas during his professional career, of which 22 years were overseas, and has completed transactions in over 50 countries. Mr. Dee was Singapore’s Honorary Consul General to the State of Texas while living in Houston. Mr. Dee has served on the Graf Board of Directors from October 2018, prior to the merger with Velodyne, and continued on the Velodyne Board of Directors since September 2020 where he is also Chairman of the Nominating and Governance Committee and a member of the Audit Committee. Mr. Dee received a Bachelor of Science degree in Economics with Senior Honors from the Wharton School of the University of Pennsylvania in 1981.

About Velodyne Lidar

Velodyne Lidar (Nasdaq: VLDR, VLDRW), under the leadership of founder David Hall, ushered in a new era of autonomous technology with the invention of real-time surround view lidar sensors. Velodyne, the global leader in lidar, is known for its broad portfolio of breakthrough lidar technologies. Velodyne’s revolutionary sensor and software solutions provide flexibility, quality and performance to meet the needs of a wide range of industries, including autonomous vehicles, advanced driver assistance systems (ADAS), robotics, unmanned aerial vehicles (UAV), smart cities and security. Through continuous innovation, Velodyne strives to transform lives and communities by advancing safer mobility for all. For more information, visit www.velodynelidar.com.

Forward Looking Statements

This press release contains “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 including, without limitation, all statements other than historical fact and include, without limitation, statements regarding Velodyne’s revenue guidance, target markets, new products, development efforts, and competition. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “can,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Velodyne’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the uncertain impact of the COVID-19 pandemic on Velodyne’s and its customers’ businesses; Velodyne’s ability to manage growth; Velodyne’s ability to execute its business plan; uncertainties related to the ability of Velodyne’s customers to commercialize their products and the ultimate market acceptance of these products; uncertainties regarding government regulation and adoption of lidar; the rate and degree of market acceptance of Velodyne’s products; the success of other competing lidar and sensor-related products and services that exist or may become available; uncertainties related to Velodyne’s current litigation and potential litigation involving Velodyne or the validity or enforceability of Velodyne’s intellectual property; and general economic and market conditions impacting demand for Velodyne’s products and services. For more information about risks and uncertainties associated with Velodyne’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Velodyne’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements in this press release are based on information available to Velodyne as of the date hereof, Velodyne undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investor Relations

InvestorRelations@velodyne.com

Media

Jim Golden / Jack Kelleher

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449